Exhibit 10.8

Execution Copy

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES (OR ANY INTEREST THEREIN) NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WARRANT NO. W-1	January 29, 2009

VOID AFTER 12:00 A.M., EASTERN STANDARD TIME, ON AUGUST 1, 2014

PHIBRO ANIMAL HEALTH CORPORATION

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, BFI CO., LLC, a Delaware limited liability company (“Original Holder”), or its registered assigns (Original Holder or its registered assigns being referred to herein as “Holder”), is entitled to subscribe for and purchase from Phibro Animal Health Corporation, a New York corporation (the “Company”), at any time and from time to time prior to the Expiration Date (as hereinafter defined), 875,000 (eight hundred seventy-five thousand) duly authorized, fully paid, validly issued and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a price per share equal to $5.23 (the initial “Warrant Purchase Price”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The initial Warrant Purchase Price and the number and character of such shares of Common Stock with respect to which this Warrant is exercisable, are subject to adjustment as hereinafter provided.

1.            Sale or Exercise Without Registration.    The Holder represents that it is acquiring this Warrant, and will acquire the shares of Common Stock (or Other Securities ((as defined below)) issuable upon any exercise of this Warrant by the Holder, by acceptance thereof, for investment purposes only and not with a view to the distribution thereof. The Company may require, as a condition of allowing any exercise, transfer or surrender for exchange of this Warrant or of Common Stock (or Other Securities) issued upon the exercise of this Warrant that the Holder of this Warrant or such Common Stock (or Other Securities), as the case may be, furnish to the Company the same representation prior to any such exercise, transfer or exchange. As used herein, the term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been

COMMON STOCK WARRANT

issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

2.           Exercise of Warrant; Net Issue Election; Termination.

2.1.          Exercise.   Subject to the provisions hereof, this Warrant may be exercised by the Holder at any time prior to the Expiration Date, in whole or in part, by surrender of this Warrant, together with a subscription in the form of Exhibit A attached hereto (the “Form of Subscription”), duly completed, executed and delivered by such Holder, to the Company at its principal office at 65 Challenger Road, Ridgefield Park, New Jersey 07660, accompanied by payment, in cash, by wire transfer or by certified or bank check payable to the order of the Company (or by any combination of such payment methods) in the amount obtained by multiplying (i) the number of shares (as adjusted) of Common Stock designated in the Form of Subscription by (ii) the Warrant Purchase Price (as adjusted and in effect at that time), whereupon the Holder shall be entitled to receive such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. Shares issuable upon exercise of this Warrant shall be deemed to have been issued to the Holder as the record owner of such shares immediately prior to the close of business on the date this Warrant shall have been surrendered and payment for such shares of Common Stock shall have been made as provided in this subsection 2.1.

2.2.          Net Issue Election.   In lieu of exercising this Warrant in accordance with Section 2.1 hereof, the Holder may elect to receive, without the payment by such Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof, as determined below, by the surrender of this Warrant or such portion to the Company, with the Form of Subscription duly completed and executed by the Holder, at the principal office of the Company. Thereupon, the Company shall issue to such Holder such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as is computed using the following formula:

X = Y(A - B)
A

where:

X = the number of shares of Common Stock to be issued to such Holder pursuant to this subsection 2.2.

Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this subsection 2.2.

A = the Fair Market Value (as defined below) of one share of Common Stock as at the time the net issue election is made pursuant to this subsection 2.2.

B = the Warrant Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this subsection 2.2.

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The Board of Directors of the Company shall promptly respond in writing to any inquiry by the Holder as to the Fair Market Value of one share of Common Stock.

The term “Fair Market Value” per share of Common Stock shall mean, where there exists a public market for the Company’s Common Stock at the time of such determination, the average over the thirty (30) trading day period (each such trading day, a “Trading Day”) ending on the Trading Day preceding the date of determination of (i) the last reported sales price per share of Common Stock on the Alternative Investment Market of the London Stock Exchange (“AIM”) or such primary national securities exchange on which the Common Stock may at the time be listed, or (ii) if there were no sales on AIM or such other exchange on any such Trading Day, the average of the highest bid and lowest asked prices on AIM or such other exchange at the closing on such Trading Day, or (iii) if on any such Trading Day the Common Stock is not so listed, the last reported sales price (or, if on any such Trading Day there are no sales, the average of the representative bid and asked prices) quoted on the NASDAQ System on such Trading Day, or (iv) if on any such Trading Day the Common Stock is not quoted on the NASDAQ System, the last reported sales price (or, if on any such Trading Day there are no sales, the average of the highest bid and lowest asked price) on such Trading Day in the Over-The-Counter Market Summary. If no public market for the Common Stock exists at the time of such exercise, the Company and a representative designated by Holders of the right to purchase a majority in interest of the shares into which this Warrant may be exercised (“Majority Holders”) shall negotiate in good faith in an effort to reach agreement upon the fair market value per share of Common Stock. If the Company and such representative are unable to reach agreement as to such fair market value within 10 business days, the fair market value of one share of Common Stock shall be determined by a firm of nationally reputable independent public accountants or an appraisal or investment banking firm of nationally recognized standing that is in the reasonable judgment of the Company’s Board of Directors qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its affiliates (“Independent Financial Advisor”) (the fees and expenses of any such firm to be paid one-half by the Company and one-half by the Holders).

2.3.          Company to Reaffirm Obligations.   The Company will, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant.

2.4.          Disposal Restrictions.    The Holder hereby agrees that it will not sell, exercise or effect any other disposal of this Warrant where this would be prohibited by applicable law or a regulation of the AIM rules.

3.            Delivery of Certificates on Exercise.    As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (provided delivery to any person other than the Holder is in compliance with the terms of this Warrant and applicable securities laws), a certificate or certificates representing the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled

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upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 5 hereof or otherwise. If this Warrant is exercised only in part, the Company, at its expense, will also cause to be issued in the name of and delivered to the Holder, or as the Holder may direct to a permitted transferee (provided delivery to any person other than the Holder is in compliance with the terms of this Warrant and applicable securities laws), a new Warrant, identical to this Warrant in all respects (other than the number of shares into which such Warrant may be exercised), covering the number of shares of Common Stock (or Other Securities) equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the Form of Subscription, duly completed, executed and delivered by the Holder to the Company. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares on exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares in a name other than that of the Holder.

4.            Fractional Shares.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fraction of a share to which the Holder would otherwise be entitled upon exercise of this Warrant, the Company shall pay to the Holder or its designee an amount in cash equal to such fraction multiplied by the Fair Market Value per share as of the date of exercise.

5.            Adjustments.    The above provisions are, however, subject to the following:

5.1.        Warrant Purchase Price Defined.    The initial Warrant Purchase Price set forth in the initial paragraph of this Warrant shall be subject to adjustment from time to time as hereinafter provided. The term “Warrant Purchase Price” shall mean, unless and until any such adjustment shall occur, the initial Warrant Purchase Price and after any such adjustment, the Warrant Purchase Price resulting from such adjustments.

5.2.        Adjustment of Number of Shares.    Upon each reduction of the Warrant Purchase Price, the Holder shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such reduction, the number of shares of Common Stock obtained by multiplying the Warrant Purchase Price in effect immediately prior to such reduction by the number of shares purchasable pursuant hereto immediately prior to such reduction and dividing the product thereof by the Warrant Purchase Price resulting from such reduction.

5.3.        Certain Definitions.    For purposes of this Section 5:

(a)          The term “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company, or deemed to be issued by the Company pursuant to subsection 5.10 below, after the Original Issue Date except: (A) shares of Common Stock issuable upon exercise of the Warrants; (B) shares of Common Stock, Options or Convertible Securities granted or to be granted, or issuable upon the exercise of options and other equity-based awards granted or to be granted, to officers, directors, employees, consultants, advisors or other independent contractors of the Company or any subsidiary or

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affiliate under stock option, stock purchase or other equity incentive plans heretofore or hereafter approved by the Board of Directors of the Company (each, a “Plan”); provided that if the Original Holder shall then have a nominee serving on the Company’s Board of Directors, any such Plan approved by the Company’s Board of Directors after the Original Issue Date shall have been approved by such nominee.

(b)          The term “Common Stock” shall be deemed to mean the Common Stock, $0.0001 par value per share, and the stock of the Company of any class, or series within a class, whether now or hereafter authorized, the holders of which have the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount;

(c)          The term “Convertible Securities” shall mean any evidence of indebtedness, shares or other securities convertible into or exchangeable for Common Stock (but excluding Options);

(d)          The term “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities; and

(e)          The term “Original Issue Date” shall mean the date of the initial issuance of this Warrant.

5.4.        Capital Reorganization; Share Exchange; Reclassification.    In the event of a capital reorganization of the Company, a share exchange in which the Common Stock is exchanged for other securities of the Company, or a reclassification of the Common Stock (other than a change in par value or a transaction described in subsection 5.5 or 5.6 below), the Holder shall have the right to purchase and receive at any time after such capital reorganization, share exchange or reclassification, upon the terms and conditions specified in this Warrant and in lieu of Common Stock purchasable upon the exercise of this Warrant prior to such capital reorganization, share exchange or reclassification, the kind and number of shares of stock or other securities of the Company which such Holder would have been entitled to receive upon such capital reorganization, share exchange or reclassification if the Holder had held the Common Stock purchasable and receivable upon exercise of this Warrant immediately prior to such capital reorganization, share exchange or reclassification.

5.5.        Merger, Consolidation or Sale.    Without limiting the provisions of subsection 5.4 above, if the Company consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, in such a way that holders of Common Stock shall be entitled to receive stock, other securities, cash and/or other property with respect to or in exchange for Common Stock, then, in each such case, the Holder shall have the right to purchase at any time after the consummation of such consolidation, merger or conveyance and prior to the Expiration Date, upon the terms and conditions specified in this Warrant and in lieu of Common Stock purchasable upon the exercise of this Warrant prior to the consummation of such consolidation, merger or conveyance, the kind and number of shares of stock and/or other securities, cash or other property which such Holder would have been entitled to receive upon the consummation of such consolidation, merger or conveyance if the Holder had held the Common Stock purchasable and receivable upon exercise of this Warrant immediately prior to

5	COMMON STOCK WARRANT

such consolidation, merger or conveyance, all subject to further adjustment as provided in this subsection 5.5. The Company will not effect any consolidation or merger in which the Company shall not be the surviving entity unless prior to the consummation thereof, the successor entity assumes by written instrument (a copy of which shall be delivered to the Holder) the Company’s obligations in the preceding sentence. The provisions of this subsection 5.5 shall also apply to successive consolidations, mergers or conveyances.

5.6.        Subdivision or Combination of Shares.    In case outstanding shares of Common Stock shall be subdivided (by any stock split, recapitalization, reorganization, or otherwise) into a greater number of shares, the Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced as of the effective date of such subdivision or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined (by reverse stock split, recapitalization, reorganization, or otherwise) into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased as of the effective date of such combination or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

5.7.        Stock Dividend.    In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the Warrant Purchase Price shall be reduced, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the Warrant Purchase Price in effect immediately prior to such declaration, payment or other distribution by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock of an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

5.8.        Distribution of Assets.    In case the Company shall declare or make any distribution of its cash or other assets (or rights to acquire its assets) to all holders of Common Stock as a partial liquidating dividend, stock repurchase, return of capital or otherwise (including any distribution to the Company’s stockholders of shares (or rights to acquire shares) of capital stock of a subsidiary), then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the Holder shall be entitled to receive its pro rata amount of such assets (or such rights) as would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

5.9.        Issuance of Additional Shares of Common Stock.    If the Company shall issue any Additional Shares of Common Stock (including Additional Shares of Common

6	COMMON STOCK WARRANT

Stock deemed to be issued pursuant to subsection 5.10 below) after the Original Issue Date (other than provided in subsections 5.4 through 5.8 above, inclusive), for no consideration or for a consideration per share less than the Warrant Purchase Price in effect on the date of and immediately prior to such issue, then in such event, the Warrant Purchase Price shall be reduced, concurrently with such issue, to a Warrant Purchase Price equal to the quotient obtained by dividing:

(a)          an amount equal to (1) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Purchase Price in effect immediately prior to such issuance or sale, plus (2) the consideration, if any, received or deemed to be received by the Company upon such issuance or sale, by

(b)          the total number of shares of Common Stock outstanding immediately after such issuance or sale.

For purposes of the formula expressed in this subsection 5.9, all shares of Common Stock issuable upon the exercise of the Warrants or other outstanding Options (at the Warrant Purchase Price or applicable exercise price of other Options in effect immediately before such determinations) or issuable upon the conversion (at the conversion price in effect immediately before such determinations) of outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options) shall be deemed outstanding shares of Common Stock.

5.10.      Deemed Issue of Additional Shares of Common Stock.    In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common stock are deemed to be issued:

(a)          no further adjustments in the Warrant Purchase Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities on the original terms therefor;

(b)          if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise (but excluding automatic adjustments pursuant to anti-dilution or similar provisions of such Option or Convertible Security), for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Purchase Price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent

7	COMMON STOCK WARRANT

adjustments based thereon, upon any such decrease or increase becoming effective, shall be recomputed to reflect such decrease or increase (but any adjustment based upon such recomputation shall be limited to such an adjustment as would not cause an increase in the Warrant Purchase Price to an amount in excess of the Warrant Purchase Price which would be applicable but for the issuance of the applicable Options or Convertible Securities) (provided, however, that no such adjustment of the Warrant Purchase Price shall affect Common Stock previously issued upon partial exercise of this Warrant); and

(c)          upon the expiration or termination of an unexercised Option or an unconverted or unexchanged Convertible Security (or portion thereof) which resulted in a prior adjustment under this subsection 5.10, the Warrant Purchase Price shall be recomputed as if such Option or Convertible Security (or portion thereof) had never been issued.

5.11.      Determination of Consideration.    For purposes of this Section 5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)          Cash and Property.    Such consideration shall: (i) insofar as it consists of cash, be the aggregate amount of cash received by the Company before deducting any underwriting discounts or sales commissions or other expenses paid or incurred by the Company to any underwriters or placement agents or otherwise in connection with the sale or issuance of Additional Shares of Common Stock; and (ii) insofar as it consists of property other than cash, be computed at the fair value thereof (irrespective of any accounting treatment) at the time of the issue, as determined by an Independent Financial Advisor other than the accounting firm then engaged as the Company’s independent auditors, selected by the Company. For purposes of determining the fair value, consideration in the nature of services shall be deemed of no value.

(b)          Options and Convertible Securities.    The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 5.10 above, relating to Options and Convertible Securities, shall be the consideration, if any, received by the Company upon the issuance of such Options or Convertible Securities plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

5.12.      Other Provisions Applicable to Adjustment Under this Section.    The following provisions will be applicable to the adjustments in Warrant Purchase Price as provided in this Section 5:

(a)          Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company. For purposes of this Section 5, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall, unless otherwise set forth herein, be deemed to be an issuance thereof.

8	COMMON STOCK WARRANT

(b)          Other Action Affecting Common Stock.    In case the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the above subsections 5.4 through 5.10, inclusive, which would have an inequitable or dilutive effect on the Holder, the Warrant Purchase Price and/or the number of shares into which this Warrant may be exercised shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith and on the advice of the Company’s independent public accountants may in good faith determine to be equitable in the circumstances in accordance with the essential intent and principles of subsections 5.4 through 5.10, inclusive, which are to place the Holder in a position as nearly equal as possible to the position such Holder would have occupied had such Holder purchased shares of Common Stock on the Original Issue Date.

5.13.      Notices of Adjustments.    Whenever the Warrant Purchase Price and/or the number of shares of Common Stock and/or Other Securities subject to this Warrant are adjusted as herein provided, an officer of the Company shall compute the adjusted Warrant Purchase Price and the adjusted number of subject shares in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Warrant Purchase Price and number of subject shares and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly (but no later than seven (7) business days) be delivered to the Holder.

5.14.      Other Notices.  In the event:

(a)          the Company declares a dividend (or any other distribution) on the Common Stock;

(b)          the Company authorizes the issuance or grant to all holders of Common Stock, by reason of such status, of any shares of capital stock of any class, Options, Convertible Securities or any other securities or other rights (other than issuances or grants pursuant to a Plan);

(c)          of any reorganization, share exchange or reclassification of the capital stock of the Company, or of any consolidation or merger to which the Company is party or of the sale, lease, exchange or conveyance of all of substantially all of the property of the Company; or

(d)          of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder at the address of such Holder specified herein or as otherwise shown on the books of the Company, at least twenty (20) days prior to the applicable record date or date on which the Company’s books are to be closed, a notice stating (i) the date on which the books of the Company shall close or a record is to be taken for the purpose of determining the holders of Common Stock entitled to receive any such dividend, distribution or other rights (or, if a record is not to be taken, the date as of which the holder of record of Common Stock to be entitled to such dividend, distribution or other rights are to be determined), or for determining the holders of Common Stock entitled to

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vote in respect of any such reorganization, share exchange, reclassification, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up, (ii) the date (or, if not then known, a reasonable estimate thereof by the Company) when such event shall take place, (iii) the date on which the holders of Common Stock shall receive such dividend, distribution, or other rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, share exchange, reclassification, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up, as the case may be, and (iv) such other information relating to such event as may be reasonably necessary for the Holder to make an informed decision whether to exercise its rights, to the extent exercisable, hereunder.

6.            Further Assurances.    The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of this Warrant from time to time outstanding.

7.            Reservation of Stock, etc., Issuable on Exercise of Warrant.

(a)          The Common Stock issuable upon exercise of this Warrant has been duly authorized by all required corporate action on the part of the Company, and when issued, sold and delivered, will be duly and validly issued, fully paid and non-assessable, and will be free and clear from any taxes, liens, charges or encumbrances other than those created by, or imposed upon, the Holder through no action of the Company and taxes in respect of any transfer occurring contemporaneously with such issue. The Company shall from time to time take all such action as may be requisite to assure that the par value per share of Common Stock is at all times equal to or less than the Warrant Purchase Price per share then in effect. Until the expiration of the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, and shall keep available (free of preemptive rights), a sufficient number of shares of Common Stock (or Other Securities) to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such Common Stock (or Other Securities) may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock of the Company may be listed. The Company shall not take any action that would result in any adjustment of the Warrant Purchase Price if the total number of shares of Common Stock issuable after such action upon exercise of all Warrants then outstanding would exceed the total number of then authorized but unissued shares of Common Stock (or Other Securities) reserved therefore.

(b)          If the issuance of Common Stock (or Other Securities) required to be reserved for purposes of exercise of this Warrant requires registration with, or approval of, any governmental authority under any U.S. federal or state law (other than any registration under the Securities Act or state “blue sky” or securities law) or listing on any national securities exchange or NASDAQ, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such Common Stock to be duly registered or approved, or listed on the relevant national securities exchange or NASDAQ, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof. The Company will, at its expense, use its best efforts to obtain the grant

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of admission of the Common Stock (or Other Securities) to trading on AIM or such primary national securities exchange on which the Common Stock may at the time be listed (in accordance with the AIM Rules or other applicable exchange rules) (“Admission”) by no later than the close of business on the date the Common Stock (or Other Securities) is issued and to procure that Admission becomes effective (in accordance with the AIM Rules or other applicable exchange rules) as soon as possible thereafter.

8.            Exchange of Warrant.    Upon surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its own expense will issue and deliver to or upon the order of the Holder one or more new Warrants identical to this Warrant in all respects (other than the number of shares into which such Warrant may be exercised) in the name of such Holder or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct (provided such delivery to another person is in compliance with federal and state securities laws), representing in the aggregate on the face or faces thereof the number of shares of Common Stock represented on the face of the Warrant so surrendered.

9.            Replacement of Warrant.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if requested by the Company, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like denomination and tenor as the lost, stolen, destroyed or mutilated Warrant. If any Warrant is lost, stolen, destroyed or mutilated, and the Holder desires to exercise the rights evidenced thereby, the Company may, in lieu of issuing a substitute Warrant, authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may reasonably require.

10.          Warrant Agent.    The Company may, by written notice to the holder, appoint an agent having an office in the State of New York or New Jersey, or elsewhere, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of this Warrant pursuant to Section 2 hereof, exchanging the Warrant pursuant to Section 8 hereof, and replacing the Warrant pursuant to Section 9 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11.          Remedies.    The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, without the necessity of proving damages or posting any bond in connection therewith.

12.          Negotiability, etc.

12.1.      Transfer.    This Warrant is issued upon the following terms, to all of which each Holder hereof consents and agrees:

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(a)          Subject to the provisions hereof, this Warrant may be transferred at any time, in whole or in part, by the Holder by executing and delivering to the Company the form of assignment attached as Exhibit B hereto and surrendering to the Company this Warrant (or any portion hereof) for cancellation. If the Warrant is to be transferred in whole, the Company shall execute and deliver a new Warrant or Warrants identical to this Warrant in all respects (other than the number of shares into which such Warrant may be exercised) in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrant is to be transferred in part, the Company shall execute and deliver a new Warrant or Warrants identical to this Warrant in all respects (other than the number of shares into which such Warrant may be exercised) to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant to and in the name of the Holder in an amount equal to the number of shares evidenced by the surrendered Warrant that were not transferred.

(b)          Subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

(c)          Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.2.      Restrictions on Transferability.    In no event shall the Company be obligated to effect any transfer of this Warrant or the shares issuable upon exercise hereof unless a registration statement is in effect with respect thereto under the Securities Act, or an exemption from the requirement of registration is then applicable.

12.3.      Restrictive Legend.    Each certificate representing shares issuable upon exercise hereof or any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form, together with any other legends required by the laws of any other applicable jurisdiction, exchange or market, or under any Company agreement to which the Holder is a party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN

12	COMMON STOCK WARRANT

EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

13.          No Voting Rights or Liabilities as a Stockholder.    This Warrant does not confer upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company, in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company prior to the exercise hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares, shall give rise to any liability of such Holder for the Warrant Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or any other person.

14.          Expiration of Warrant.    Notwithstanding any other provision of this Warrant, this Warrant shall expire and shall no longer be exercisable at 12:00 a.m., Eastern Standard Time, on August 1, 2014 (the “Expiration Date”); provided, however, if such day is a day on which banking institutions in the State of New York are authorized to close, then on the next succeeding day which shall not be such a day. The Company shall provide notice of the Expiration Date of this Warrant to the Holder no later than 20 days prior to the Expiration Date. In the event that on the Expiration Date, the Fair Market Value of one share of Common Stock is greater than the Warrant Purchase Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to subsection 2.2 as to all Common Stock (or Other Securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Common Stock (or Other Securities) issued upon such exercise to such Holder.

15.          No Impairment.    The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the Holder against impairment.

16.          Entire Agreement.    This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

17.          Notices, etc.    All notices and other communications required or permitted under this Warrant shall be in writing and shall be sufficiently given if (a) hand delivered, (b) sent by nationally recognized overnight courier, or (c) sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as shall be furnished by the Company or any Holder in accordance with this Section 17):

if to the Company:

Phibro Animal Health Corporation

65 Challenger Road, Third Floor

13	COMMON STOCK WARRANT

Ridgefield Park, New Jersey 07660

Attn:   Senior Vice President and General Counsel

With a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

Attn:   Lawrence M. Bell, Esq.

if to the Original Holder:

BFI Co., LLC

c/o Phibro Animal Health Corporation

65 Challenger Road

Ridgefield Park, NJ 07660

Attn:   Jack Bendheim

with a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

Attn:   Lawrence M. Bell, Esq.

If to any Holder other than the Original Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice to given in accordance with this Section 17. Any Notice shall be deemed given upon receipt.

18.          Miscellaneous.

(a)          This Warrant and any term hereof may be amended, supplemented or waived only by an instrument in writing signed by the Company and Majority Holders.

(b)          THIS WARRANT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

(c)          The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(d)          If any term or other provision of this Warrant is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Warrant shall nevertheless remain in full force and effect and the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

14	COMMON STOCK WARRANT

(e)          Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, subject, in the case of the Company, to the provisions of subsection 5.5.

[signature page follows]

15	COMMON STOCK WARRANT

Dated as of January 29, 2009.

PHIBRO ANIMAL HEALTH CORPORATION

	By:	/s/ Jack Bendheim
Name: Jack Bendheim
Title: President

COMMON STOCK WARRANT

EXHIBIT A

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:           Phibro Animal Health Corporation

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [_______* shares of Common Stock of Phibro Animal Health Corporation, and herewith makes payment of $________ therefor,] or [such number of shares as may be issuable pursuant to Section 2.2 without payment of any additional consideration by surrender of such portion of this Warrant as relates to the right to purchase ___________ * shares of Common Stock of Phibro Animal Health Corporation] and requests that the certificates for such shares be issued in the name of, and delivered to:

Name

Address

City, State, Zip Code

Taxpayer Identification Number

Date

Signature
(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

* Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised.

COMMON STOCK WARRANT

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ the right represented by the within Warrant to purchase shares of Common Stock of Phibro Animal Health Corporation to which the within Warrant relates, and _______________________________ appoints as attorney to transfer such right on the books of such corporation with full power of substitution in the premises.

Date: ________________

(Signature must conform in all respects to
name of holder as specified on the face of
the Warrant)

Name

Address

City, State, Zip Code

Signature guaranteed by a Bank,
Trust Company or a Member
Firm of the New York or
American Stock Exchange